UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

National Healthcare Properties, Inc.
(Exact name of Registrant as Specified in its Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Ave., 27th Floor
New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (332) 258-8770

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NHP	The Nasdaq Global Market
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPAP	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 18, 2026, National Healthcare Properties, Inc., a Maryland corporation (the “Company”), issued a press release announcing its concurrent but separate offers to purchase up to a maximum aggregate purchase price in cash of $100 million of (i) its 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock,  $0.01 par value per share (the “Series A Shares”), for a purchase price of $22.50 per share in cash (the “Series A Offer”), and (ii) its 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Series B Shares,” and together with the Series A Shares, the “Shares”), for a purchase price of $22.50 per share in cash (the “Series B Offer,” and together with the Series A Offer, the “Offers”), each less any applicable withholding taxes and without interest.

The Offers will commence upon the filing by the Company of a Tender Offer Statement on Schedule TO (the “Schedule TO”), including an Offer to Purchase (the “Offer to Purchase”), a Letter of Transmittal (the “Letter of Transmittal”) and related materials, with the U.S. Securities and Exchange Commission (the “SEC”). The Offers will commence on May 18, 2026 and are intended to expire on June 16, 2026, unless either Offer is earlier extended or terminated by the Company. A copy of the press release announcing the Offers is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The press release furnished as Exhibit 99.1 hereto is for informational purposes only. The press release is not a recommendation to buy or sell the Series A Shares, Series B Shares, Class A common stock, or any other securities of the Company, and it is neither an offer to purchase nor a solicitation of an offer to sell any Series A Shares, Series B Shares, Class A common stock, or any other securities of the Company.

On the commencement of the Offers, the Company will file the Schedule TO, including the Offer to Purchase, the Letter of Transmittal and related materials, with the SEC. The Offers will be made only pursuant to the Offer to Purchase, the Letter of Transmittal and related materials filed as a part of the Schedule TO.

Holders of Series A Shares and/or Series B Shares should read carefully the Offer to Purchase, Letter of Transmittal and related materials prior to making any decision with respect to the Offers. Such documents contain important information, including the various terms of, and conditions to, the Offers. Once the Offers have commenced, holders of the Series A Shares and/or Series B Shares will be able to obtain a free copy of the Schedule TO, including the Offer to Purchase, the Letter of Transmittal and other documents that the Company will file with the SEC at the SEC’s website at www.sec.gov. When they are available, holders of Series A Shares and/or Series B Shares also will be able to obtain a copy of these documents, without charge, from Georgeson LLC, toll free at (866) 831-9374.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of National Healthcare Properties, Inc. dated May 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This communication contains forward-looking statements that are subject to risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “estimates”, “projects”, “anticipates”, “believes”, “expects”, “intends”, “future”, and words of similar import, or the negative thereof. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTHCARE PROPERTIES, INC.

Date:	May 18, 2026	By:	/s/ Andrew T. Babin
Andrew T. Babin Chief Financial Officer and Treasurer